Blue Owl Capital Inc. Third Quarter 2023 Results

NEW YORK (November 2, 2023) – Blue Owl Capital Inc. (NYSE:OWL) (“Blue Owl”) today reported its financial results for the third quarter ended September 30, 2023.
“Blue Owl continued to demonstrate the stability and resilience of our business model through challenging and rapidly changing market conditions, generating sequential management fee growth in every quarter since we’ve been a public company,” said Doug Ostrover and Marc Lipschultz, Co-CEOs of Blue Owl. “In addition to the predictability and durability of these fee streams, the growth has been extraordinary – over 40% per year over that time frame. It is clear to us that Blue Owl remains well-positioned to benefit from investors’ desire for differentiated product offerings, predictable income, and downside protection, and we continue to see the results of this demand across our growing global institutional and wealth footprint.”
Blue Owl issued its full detailed presentation of its third quarter ended September 30, 2023 results, which can be viewed through the Investor Resources section of Blue Owl's website at https://ir.blueowl.com/Investors/events-and-presentations.
Dividend
Blue Owl declared a quarterly dividend of $0.14 per Class A Share, payable on November 30, 2023, to shareholders of record at the close of business on November 20, 2023.
Quarterly Investor Call Details:
Blue Owl will host its third quarter 2023 investor call via public webcast on November 2, 2023 at 8:30 a.m. ET. To register, please visit the Investor Resources section of Blue Owl's website at https://ir.blueowl.com/overview.
The conference call may be accessed by dialing +1 (888) 330-2454 (U.S. callers) or +1 (240) 789-2714 (non-U.S. callers); conference ID 4153114. For those unable to listen to the live broadcast, there will be a webcast replay available on the Investor Resources section of Blue Owl’s website.
All callers will need to enter the Conference ID followed by the # sign and reference "Blue Owl Capital" once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected.
About Blue Owl
Blue Owl (NYSE: OWL) is a leading asset manager that is redefining alternatives.
With $157 billion in assets under management1, we invest across three multi-strategy platforms: Credit, GP Strategic Capital, and Real Estate. Anchored by a strong permanent capital base, we provide businesses with private capital solutions to drive long-term growth and offer institutional and individual investors differentiated alternative investment opportunities that aim to deliver strong performance, risk-adjusted returns, and capital preservation.
Together with over 650 experienced professionals in more than 10 offices globally, Blue Owl brings the vision and discipline to create the exceptional. To learn more, visit www.blueowl.com.
1 As of September 30, 2023

Forward Looking Statements
Certain statements made in this release are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “would,” “should,” “future,” “propose,” “target,” “goal,” “objective,” “outlook” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. Any such forward-looking statements are made pursuant to the safe harbor provisions available under applicable securities laws and speak only as of the date made. Blue Owl assumes no obligation to update or revise any such forward-looking statements except as required by law.
These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Blue Owl’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.
Important factors, among others, that may affect actual results or outcomes include the inability to recognize the anticipated benefits of strategic acquisitions; costs related to acquisitions; the inability to maintain the listing of Blue Owl’s shares on the New York Stock Exchange (“NYSE”); Blue Owl’s ability to manage growth; Blue Owl’s ability to execute its business plan and meet its projections; potential litigation involving Blue Owl; changes in applicable laws or regulations; and the possibility that Blue Owl may be adversely affected by other economic, business, geo-political and competitive factors.
Investor Contact
Ann Dai
Head of Investor Relations
blueowlir@blueowl.com
Media Contact
Nick Theccanat
Principal, Corporate Communications & Public Policy
Nick.Theccanat@blueowl.com